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                                                                Exhibit 10(r)(2)

                                                         Name:  Barry D. Romeril

                              THE DOCUMENT COMPANY
                                      XEROX

                                     RELEASE

1. In consideration of Xerox' agreement to enter into this Release and the letter agreement dated October 3, 2001, attached hereto and incorporated herein, and other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, Barry D. Romeril ("Romeril") releases Xerox Corporation ("Xerox") and its employees, directors, officers, agents, stockholders, subsidiaries, affiliates, successors and assigns, together with the Xerox employee benefits plans in which he is now or has been a participant and their trustees, administrators, successors, assigns, agents and employees (collectively, the "Company Releasees"), from any and all claims of any kind, known or unknown, which he now has or may have against any of the Company Releasees by reason of facts which have occurred prior to the date of this Release and that arise out of or relate to his employment, service or status as a director, officer or employee of Xerox or the termination thereof, other than claims arising under, or preserved by, the attached letter agreement and claims that are based on willful gross misconduct or willful fraud. Such released claims include, without limitation: any and all such claims that are based on age discrimination under the Age Discrimination in Employment Act of 1967 or the Older Workers' Benefits Protection Act of 1990; any and all such claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1870, 1871 and 1991, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Fair Labor Standards Act of 1938, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act of 1989, the Uniformed Services Reemployment Rights Act of 1994 and the Vietnam Era Veteran's Readjustment Assistance Act of 1974 (all as amended); any and all such claims based on the laws of the state(s) where Romeril is employed and resides, including by example and not limitation state fair employment practices law(s), and any other federal, state or local statute or regulation regarding employment or discrimination in employment; any and all such claims arising out of, based upon or relating to the hiring or employment by Xerox of Romeril or any representations or commitments made by any of the Company Releasees regarding future employment, remuneration, promotion, discipline, termination from employment, or benefits payable by any of the Company

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Releasees to Romeril; any and all such claims under State contract or tort law, such as breach of the implied covenant of good faith and fair dealing, and negligent or intentional infliction of emotional distress and defamation; any and all such claims for punitive or compensatory damages, costs or attorneys fees; and any and all claims Romeril has against Xerox based upon its employee relocation policy, in each case other than claims arising under, or preserved by, the attached letter agreement or otherwise excluded from the release set forth in this Section 1.

2. In consideration of Romeril's agreement to enter into this Release and the attached letter agreement, and other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, Xerox, on behalf of each of the Company Releasees, hereby releases Romeril and his estate, legal representatives, agents, attorneys, heirs, executors, family members, successors and assigns (collectively, the "Romeril Releasees") from any and all claims of any kind, known or unknown, which any Company Releasee now has or may have against any of the Romeril Releasees by reason of facts which have occurred prior to the date of this Release and that arise out of or relate to Romeril's employment, service or status as a director, officer or employee of the Company or the termination thereof, other than (i) claims arising under, or preserved by, the attached letter agreement, (ii) claims that are based on gross misconduct or fraud and (iii) claims as to which Xerox can not in accordance with the law of the State of New York provide indemnification to Romeril.

3. Romeril and Xerox each acknowledge and agree that the consideration set forth in this Release includes consideration that is in addition to anything of value to which either is otherwise entitled by law or Xerox policy.

4. Romeril and Xerox each understand and agree that this Release, and the agreement to provide consideration as set forth above, are not intended and should not be construed, in any way, as an admission by any of the Company Releasees or Romeril Releasees of any wrongdoing or liability.

5. Romeril and Xerox each agree not to file or pursue any charge, claim or action with any government agency, court, arbitrator or other person or body with apparent jurisdiction based on any claim that is released by this Release. However, Romeril understands that nothing set forth in this Release shall be construed as a condition precedent, penalty or other limitation of his right to file a charge or complaint with, or participate in an investigation or proceeding conducted by, the EEOC or any comparable state agency.

6. Romeril agrees to promptly and fully indemnify each of the Company Releasees against the bringing of any claim that is released pursuant to Section 1 of this Release, and Xerox agrees to promptly and fully indemnify each of the Romeril Releasees against the bringing of any claim that is

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released pursuant to Section 2 of this Release. The foregoing indemnification shall extend to all liability, losses, costs and expenses (including reasonable attorneys' fees) incurred by any Company or Romeril Releasee in connection with defending against any claim released under those Sections.

7. Should any part, term or provision of this Release be declared or determined by any court, arbitrator or other person or body with apparent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms and provisions shall not be affected thereby.

8. Romeril understands and acknowledges that for a period of one year following the Retirement Date, he will not be eligible for rehire as an employee, or retention as a contract worker or consultant, of Xerox.

9. Romeril and Xerox agree that this Release shall not release the payments, benefits and other provisions contained in the attached letter agreement or any claim or right under this Release.

10.  Romeril acknowledges that he has been advised by Xerox as follows:

     . TO CONSULT WITH AN ATTORNEY OF HIS CHOOSING TO COUNSEL HIM AS TO HIS RIGHTS BEFORE HE SIGNS THIS RELEASE;

     . TO TAKE SUFFICIENT TIME TO DECIDE WHETHER TO SIGN THIS RELEASE. HE HAS 21 DAYS FROM THE DATE THIS RELEASE IS FIRST PROVIDED TO HIM TO CONSIDER IT BEFORE HE SIGNS IT AND RETURNS IT TO XEROX;

     . THAT EVEN AFTER HE SIGNS AND RETURNS THIS RELEASE TO XEROX, HE WILL HAVE 7 DAYS THEREAFTER TO CHANGE HIS MIND AND REVOKE HIS RELEASE BY ASKING XEROX FOR ITS RETURN.

11. Romeril and Xerox each understand and agree that this release waives, to the extent provided, all claims either of them may have at the time they sign it, including claims they do not then know about or suspect. They each further understand and acknowledge that California Civil Code, Section 1542 provides: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." Each of them hereby expressly waives any rights he/it may have under that Code section, if applicable, or any other similar state or federal statute or common law principle of similar effect.

                                            XEROX CORPORATION


                                            By:

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                                            Name:
                                            Title:

Date Release first provided to Romeril:                          October 3, 2001

Date counterpart of this Release, executed by Xerox, is provided to Romeril:

                                                      (To be filled in by Xerox)

Date Release signed by Romeril and returned to Xerox:

                                                    (To be filled in by Romeril)

     Barry D. Romeril